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                                                                     EXHIBIT 5.1

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
                                                SMITH, GAMBRELL & RUSSELL

                              A PARTNERSHIP OF PROFESSIONAL CORPORATIONS AND INDIVIDUALS

                                                    ATTORNEYS AT LAW

      (404) 264-2620                            ATLANTA FINANCIAL CENTER                                       MIDTOWN OFFICE
                                                                                                          SUITE 3100, PROMENADE II
TELECOPIER (404) 264-2652                               SUITE 1800                                      1230 PEACHTREE STREET, N.E.
                                                                                                        ATLANTA, GEORGIA 30309-3592
                                                3343 PEACHTREE ROAD, N.E.                                      (404) 815-3500
                                                                                                         TELECOPIER (404) 815-3509
                                               ATLANTA, GEORGIA 30326-1010

                                                          -------

                                                     ESTABLISHED 1893
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                                 May 18, 1995


Board of Directors
Crown Casino Corporation
2415 West Northwest Highway, Suite 103
Dallas, Texas 75220

                          RE:     Crown Casino Corporation
                                  Registration Statement on Form S-3
                                  105,000 Shares of Common Stock

Gentlemen:

         We have acted as counsel for Crown Casino Corporation (the "Company") in connection with the proposed public offering by certain shareholders of the Company of the shares of the Company's $.01 par value Common Stock (the "Common Stock") covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Texas;

         (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Comptroller's Office of the State of Texas; and

         (5) The Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").
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Board of Directors
Crown Casino Corporation
May 18, 1995
Page Two


         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Texas and is validly existing and in good standing under the laws of that state.

         (B) The 105,000 shares of Common Stock covered by the Registration Statement to be sold by the selling shareholders referenced therein have been legally authorized by the Company and when sold in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                   Sincerely,


                                                   SMITH, GAMBRELL & RUSSELL


                                                   /s/ Helen T. Ferraro
                                                   --------------------
                                                   Helen T. Ferraro

HTF/dkaw